Exhibit No. 2.1
Form 8-K
Transform Pack International, Inc.
File No. 000-31727












                         AGREEMENT AND PLAN OF EXCHANGE

                                     Between

                       TRANSFORM PACK INTERNATIONAL, INC.

                      QUANTUM HIPAA CONSULTING GROUP, INC.

                                       and

           THE STOCKHOLDER OF QUANTUM HIPAA CONSULTING GROUP, INC.


                               Dated May 28, 2003




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                                      Index

1.    Definitions                                                            1
2.    Basic Transaction                                                      3
3.    Representations and Warranties of Quantum and the Quantum Stockholder  4
4.    Representations and Warranties of TPII                                 11
5.    Additional Representations and Warranties of the Quantum Stockholder   14
6.    Deliveries At Closing                                                  14
7.    Miscellaneous                                                          15

Exhibit A   Quantum Historical Financial Statements
Exhibit B   Option Agreement
Disclosure Schedule-Exceptions to Representations and Warranties

                                       ii
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                         AGREEMENT AND PLAN OF EXCHANGE

     THIS AGREEMENT AND PLAN OF EXCHANGE is made and entered into as of this 28th day of May 2003, by and between TRANSFORM PACK INTERNATIONAL, INC., a Minnesota corporation, QUANTUM HIPAA CONSULTING GROUP, INC., a Florida corporation, and NOEL J. GUILLAMA, the sole stockholder of Quantum HIPAA Consulting Group, Inc.

                                    Premises

     This Agreement provides for the acquisition by TPII of all of the issued and outstanding shares of Quantum solely in exchange for voting shares of TPII on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986.

                                    Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, it is hereby agreed as follows:

1. Definitions.

     "Accredited Investor" has the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

      "Closing" has the meaning set forth in ss.2(b) below.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Disclosure Schedule" has the meaning set forth in ss.3 below.

     "Exchanged TPII Stock" means the 27,000,000 of the common shares of TPII, par value $0.004, to be issued to the Quantum Stockholder pursuant to this Agreement.

      "Financial Statement" has the meaning set forth in ss.3(g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

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     "Intellectual  Property"  means all of the  following  in any  jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including source code, executable code, data, databases and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

      "Knowledge" means actual knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in ss.3(g) below.

      "Most Recent Fiscal Year End" has the meaning set forth in ss.3(g) below.

      "Most Recent Quarterly Report" has the meaning set forth in ss.4(g) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" means any one of TPII, Quantum or the Quantum Stockholder.

     "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a governmental entity.

      "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

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     "Security Interest" means any mortgage, pledge, lien, encumbrance,  charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Quantum" means Quantum HIPAA Consulting Group, Inc., a Florida corporation and a Party to this Agreement.

     "Quantum Stock" means 20,000,000 common shares of Quantum, $0.001 par value, which are all of the issued and outstanding shares of the capital stock of Quantum.

     "Quantum Stockholder" means Noel J. Guillama, the sole stockholder of Quantum and a Party to this Agreement.

     "TPII" means Transform Pack International, Inc., a Minnesota corporation and Party to this Agreement.

2. Basic Transaction.

     (a) Pursuant to this Agreement, the Quantum Stockholder hereby conveys, transfer and assigns all of the Quantum Stock to TPII in exchange for the Exchanged TPII Stock. The Quantum Stockholder is delivering to TPII stock certificates representing all issued and outstanding shares of Quantum Stock, each certificate duly endorsed for transfer with signature guarantees, and receiving in exchange there for one or more certificates representing the Exchanged TPII Stock. The shares of Exchanged TPII Stock issued pursuant to this ss.2(a) are legally issued, fully paid, and non-assessable. It is the intent of the Parties that the exchange be effected as a so-called "tax-free" reorganization pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, and the Parties covenant and agree to reflect the exchange as such on all financial statements, Tax Returns, filings, and other documents identifying or referring to the exchange contemplated by this Agreement.

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     (b) The  Closing.  The  closing of the  transactions  contemplated  by this
Agreement (the "Closing") shall take place at the offices of Cohne, Rappaport & Segal, PC, in Salt Lake City, Utah commencing at 10:00 a.m. local time concurrently with the execution and delivery of this Agreement.

     (c) Deliveries at the Closing. At the Closing, (i) Quantum and the Quantum Stockholder is delivering to TPII the various certificates, instruments, and documents referred to in ss.6(a) below; and (ii) TPII is delivering to Quantum and the Quantum Stockholder the various certificates, instruments, and documents referred to in ss.6(b) below.

3. Representations and Warranties of Quantum and the Quantum Stockholder. Quantum and the Quantum Stockholder represent and warrant to TPII that the statements contained in this ss.3 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by Quantum and TPII (the "Disclosure Schedule"). The Disclosure Schedule are arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

     (a) Organization of Quantum. Quantum is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. Quantum has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Quantum has duly authorized the execution, delivery, and performance of this Agreement by Quantum. This Agreement constitutes the valid and legally binding obligation of Quantum, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Quantum is subject or any provision of the charter or bylaws of Quantum or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Quantum is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Quantum does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. Quantum has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which TPII could become liable or obligated.

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     (e) Title to Assets.  Quantum has good and marketable  title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f) Subsidiaries. Quantum has no Subsidiaries and does not have an ownership interest in any other Person or any security of any other Person.

     (g) Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheet of Quantum as of December 31, 2002 (the "Most Recent Fiscal Year End"), and audited statements of income, changes in stockholders' equity, and cash flow of Quantum for the fiscal year ended December 31, 2002 and for the period from the date of inception (July 24, 2001) to December 31, 2001; and (ii) unaudited balance sheet of Quantum as of March 31, 2003 (the "Most Recent Fiscal Quarter End"), and statements of income, changes in stockholders' equity, and cash flow of Quantum (the "Most Recent Financial Statements") as of and for the three months ended March 31, 2003. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Quantum as of such dates and the results of operations of Quantum for such periods, are correct and complete, and are consistent with the books and records of Quantum (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

     (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Quantum. Without limiting the generality of the foregoing, since that date:

          (i) Quantum has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) Quantum has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

          (iii) No party (including Quantum) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which Quantum is a party or by which it is bound;

          (iv) Quantum has not imposed any Security Interest upon any of its assets, tangible or intangible;

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          (v) Quantum has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;

          (vi) Quantum has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

          (vii) Quantum has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $20,000 singly or $20,000 in the aggregate;

          (viii) Quantum has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) Quantum has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

          (x) Quantum has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) There has been no change made or authorized in the charter or bylaws of Quantum;

          (xii) Quantum has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) Quantum has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiv) Quantum has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) Quantum has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) Quantum has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

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          (xvii)  Quantum has not granted any increase in the base  compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) Quantum has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees;

          (xix) Quantum has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx) Quantum has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Quantum; and

          (xxii) Quantum has not committed to any of the foregoing.

     (i) Undisclosed Liabilities. Quantum does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Balance sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j) Legal Compliance. Each of Quantum and its Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (k) Tax Matters.

          (i) Quantum has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Quantum (whether or not shown on any Tax Return) have been paid. Quantum is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Quantum does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Quantum that arose in connection with any failure (or alleged failure) to pay any Tax.

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          (ii)  Quantum has  withheld  and paid all Taxes  required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No director or officer (or employee responsible for Tax matters) of Quantum expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Quantum either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of Quantum has Knowledge based upon personal contact with any agent of such authority. ss.3(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Quantum for taxable periods ended on or after December 31, 2001, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Quantum has delivered to TPII correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Quantum since July 24, 2001.

          (iv) Quantum has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The unpaid Taxes of Quantum (A) did not, as of the Most Recent Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the date of Closing in accordance with the past custom and practice of Quantum in filing its Tax Returns.

     (l) Real Property. Since its inception Quantum has not held, and will not hold as of the date of Closing, a fee title in any real property. All of the real property leases necessary in any material respect for the operation of the business of Quantum are valid, subsisting, and enforceable and afford peaceful and undisturbed possession of the subject matter of the lease, and no material default by Quantum exists under any of the provisions thereof.

     (m) Intellectual Property.

          (i) Quantum owns or possesses or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of Quantum as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Quantum immediately prior to the Closing hereunder will be owned or available for use by Quantum on identical terms and conditions immediately subsequent to the Closing hereunder. Quantum has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) Quantum has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and

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     none of the directors and officers (and employees with  responsibility  for
     Intellectual Property matters) of Quantum has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Quantum must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of
     Quantum,   no  third   party   has   interfered   with,   infringed   upon,
     misappropriated, or otherwise come into conflict with any Intellectual Property rights of Quantum.

          (iii) To the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of
     Quantum: (A) Quantum has not in the past nor will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted; (B) there are no facts that indicate a likelihood of any of the foregoing; and (C) no notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party) have been received.

     (n) Tangible Assets. Quantum owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

     (p) Contracts. ss.3(o) of the Disclosure Schedule lists the following contracts and other agreements to which Quantum is a party:

          (i) Any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

          (ii) Any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Quantum, or involve consideration in excess of $5,000;

          (iii) Any agreement concerning a partnership or joint venture;

          (iv) Any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v) Any agreement concerning confidentiality or non-competition;

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          (vi)  Any  agreement   involving  the  Quantum   Stockholder  and  his
     Affiliates (other than Quantum);

          (vii) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) Any collective bargaining agreement;

          (ix)  Any  agreement  for  the  employment  of  any  individual  on  a
     full-time,   part-time,   consulting,   or  other  basis  providing  annual
     compensation in excess of $30,000 or providing severance benefits;

          (x) Any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) Any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Quantum; or

          (xii) Any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

Quantum has delivered to TPII a correct and complete copy of each written agreement listed in ss.3(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (p) Notes and Accounts Receivable. All notes and accounts receivable of Quantum are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the date of Closing in accordance with the past custom and practice of Quantum.

     (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Quantum.

     (r) Insurance. All material properties of Quantum are insured for its benefit, in amounts deemed adequate by its directors or management, against all risks usually insured against by persons operating similar properties in the localities where such properties are located under valid and enforceable policies issued by insurers of recognized responsibility. Quantum has not done anything either by way of action or inaction that might invalidate such policies in whole or in part.

     (s) Litigation. ss.3(s) of the Disclosure Schedule sets forth each instance in which Quantum (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the directors and officers (and employees with responsibility for litigation matters) of Quantum, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.3(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Quantum. None of the directors and officers (and employees with responsibility for litigation matters) of Quantum has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Quantum.

     (t) Employees. To the Knowledge of any of the directors and officers (and employees with responsibility for employment matters) of Quantum, no executive, key employee, or group of employees has any plans to terminate employment with Quantum. Quantum is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Quantum has not committed any unfair labor practice. None of the directors and officers (and employees with responsibility for employment matters) of Quantum has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Quantum.

     (u) Guaranties. Quantum is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

     (v) Certain Business Relationships With Quantum. ss.3(v) of the Disclosure Schedule contains a complete and accurate list or description of each transaction, business arrangement, or relationship between any of Quantum, the Quantum Stockholders, and their respective Affiliates from inception of Quantum on July 24, 2001 to the date of Closing.

     (w) Disclosure. The representations and warranties contained in this ss.3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3 not misleading.

4. Representations and Warranties of TPII. TPII represents and warrants to Quantum and to the Quantum Stockholder that the statements contained in this ss.4 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule. The Disclosure

Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

     (a) Organization of TPII. TPII is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. TPII has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of TPII, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TPII is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which TPII is a party or by which it is bound or to which any of its assets is subject. TPII does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. TPII has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Quantum could become liable or obligated.

     (e) SEC Reports. ss.4(e) of the Disclosure Schedule contains TPII's Annual Report on Form 10-KSB for the year ended May 31, 2002, as filed with the Securities and Exchange Commission and quarterly reports on Form 10-QSB for the quarters ended February 28, 2003, November 30, 2002, and August 31, 2002. Such reports are complete and accurate in all material respects, and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in such reports not misleading.

     (f) Subsidiaries. TPII has one Subsidiary, Transform Pack Inc..

     (g) Undisclosed Liabilities. TPII has no Liabilities (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the balance sheet (rather than in any notes thereto) contained in TPII's quarterly report on Form 10-QSB for the fiscal quarter ended February 28, 2003 (the "Most Recent Quarterly Report") and (ii) Liabilities which have arisen after the Most Recent Quarterly Report in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (h) Legal Compliance. TPII and each of its predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (i) Litigation. TPII is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the directors and officers of TPII, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     (j) Tax Matters.

          (i) TPII has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by TPII (whether or not shown on any Tax Return) have been paid. TPII is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where TPII does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (ii) No director or officer of TPII expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of TPII either
     (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers of TPII has Knowledge based upon personal contact with any agent of such authority. ss.4(j) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to TPII for taxable periods ended on or after December 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. TPII has delivered to Quantum correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by TPII since January 1, 1998.

     (k) Certain Business Relationships With TPII. None of the Affiliates of TPII have been involved in any business arrangement or relationship with TPII within the past 12 months.

     (l) Condition at Closing. Except as set forth in ss.4(l) of the Disclosure Schedule, as of the Closing TPII has no outstanding options or rights to acquire additional shares of TPII common stock.

     (m) Disclosure. The representations and warranties contained in this ss.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4 not misleading.

5. Additional Representations and Warranties of the Quantum Stockholder. The Quantum Stockholder represent and warrant to TPII that the additional statements contained in this ss.5 are correct and complete as of the date of this Agreement.

     (a) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which the Quantum Stockholder is a party or by which he is bound; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which he is subject.

     (b) The Quantum Stockholder has full power and authority, and has taken all action required by law and otherwise to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement represents the valid and binding obligation of the undersigned enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     (c) No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Quantum Stockholder of this Agreement and the consummation by him of the transactions contemplated hereby.

     (d) The Quantum Stockholder is the legal and beneficial owner of the Quantum Stock, free and clear of Security Interests, and he has full right, power, and authority to transfer, assign, convey, and deliver the Quantum Stock; and delivery of such stock conveys to TPII good and marketable title to the Quantum Stock free and clear of any Security Interests.

     (e) The Quantum Stockholder (i) understands that the Exchanged TPII Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Exchanged TPII Stock solely for his own account for investment purposes, and not with a view to the distribution thereof, (iii) is an Accredited Investor, (iv) is a sophisticated investor with knowledge and experience in business and financial matters, (v) has received the SEC Reports identified in ss.4(e) of this Agreement and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Exchanged TPII Stock, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Exchanged TPII Stock.

6. Deliveries At Closing.

     (a) Deliveries of Quantum and the Quantum Stockholder. The obligation of TPII to consummate the transactions to be performed by it in connection with the Closing is subject to Quantum and the Quantum Stockholder making the following deliveries:

          (i) Quantum shall have procured all of the third party consents specified in ss.5(b) above; and

          (ii)  TPII  shall  have  received  the  duly   endorsed   certificates
     representing the Quantum Stock contemplated by ss.2(a).

TPII may waive any item specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Deliveries of the TPII. The obligation of Quantum and the Quantum Stockholder to consummate the transactions to be performed by it in connection with the Closing is subject to TPII making the following deliveries:

          (i)  The  Quantum   Stockholder   shall  have  received   certificates
     representing the Exchanged TPII Stock contemplated by ss.2(a);

          (ii) TPII shall have entered into the Option Agreement in the form attached hereto as Exhibit B; and

          (iii) The board of directors shall have appointed to the board of directors of TPII one director designated by Quantum effective as of the Closing, and each of the officers of TPII shall have resigned in favor of the appointment of new officers designated by Quantum effective as of the Closing.

Quantum may waive any item specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

7. Miscellaneous.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder for a term of two years.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (f)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Quantum and the Quantum Stockholder:Mr. Noel J. Guillama
                                          Quantum HIPAA Consulting Group, Inc.
                                          929 Cedar Cove Road
                                          Wellington, FL 33414

If to TPII:                               Mr. Hans Meier
                                          Transform Pack International, Inc.
                                          310 Baig Road
                                          Moncton, NB, Canada E1C 8T6

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the state of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Minnesota.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by TPII and Quantum. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of TPII, the Quantum Stockholder, and Quantum will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     (p) Post-Closing Events. Following the Closing TPII shall take such action as may be required under the laws of Minnesota and the Securities Exchange Act to effect a change in its name to a name designated by Quantum and a 3 for 1 reverse split in the common stock of TPII.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

TRANSFORM PACK INTERNATIONAL, INC.


By: /s/ Hans Meier, President

QUANTUM HIPAA CONSULTING GROUP, INC.


By: /s/ Noel J. Guillama, Chairman

THE QUANTUN STOCKHOLDER


/s/ Noel J. Guillama